EXHIBIT 10.1
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, 2021

Dear :

In recognition of your ongoing contributions, we are pleased to grant you the award of Phantom Units described below (the “Phantom Unit Award”). This Phantom Unit Award is granted under the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “Plan”) and is subject to all terms and conditions of the Plan and the provisions of this agreement (this “Award Agreement”). Unless defined herein, capitalized terms shall have the meaning assigned to them under the Plan. For the avoidance of doubt, references in the Plan to (i) the “Company” mean Western Midstream Holdings, LLC, and (ii) the “Partnership” mean Western Midstream Partners, LP.

Effective , 2021 (the “Grant Date”) you have been granted [XXX,XXX] Phantom Units. Provided you remain continuously employed with the Partnership or any of its subsidiaries that employs you (each, at the relevant time, the “Employer” and, collectively, the “Employer Group”) until such dates, one-third of the Phantom Units granted to you will vest on each of the dates set forth in the below vesting schedule (each date marking the end of a “Vesting Period” and the first of such dates, the “Vesting Start Date”):

[1-yr anniversary of Grant Date]
[2-yr anniversary]
[3-yr anniversary]

At the end of each Vesting Period, the number of Phantom Units that vest shall be paid in the form of common units in the Partnership (“Common Units”) and such Common Units shall be delivered to you within 60 days of the last day of the Vesting Period into a Merrill Lynch brokerage account, provided, however, that the number of Common Units delivered to you will be reduced by applicable payroll and other tax withholdings unless you have elected to make a cash payment to the Company or the Employer to satisfy such withholdings or have made other arrangements acceptable to the Company and the Employer in accordance with Section 8(b) of the Plan; provided, however, if you are subject to Section 16 of the Exchange Act, such other arrangements must be approved by the Committee.

The Phantom Units have tandem distribution equivalent rights (“DERs”) in respect of any distribution paid to holders of Common Units during the period beginning on the Grant Date and ending on the earlier of (x) the date Common Units are issued to you in settlement of this Phantom Unit Award and (y) the forfeiture of this Phantom Unit Award described below. With respect to any such distribution paid to holders of Common Units, you will receive a cash payment on each Phantom Unit equal to the distribution paid to holders of Common Units, less applicable withholdings, and with such DERs paid within 60 days following the record date for the related distribution to holders of Common Units, subject in all instances to your continued employment through such record date.

The grant of this Award requires your acceptance. By acknowledging receipt of this Award Agreement and signifying acceptance online through your Merrill Lynch account, you accept and agree to abide by the

, 2021

terms and conditions under the Plan and the provisions of this letter. If you fail to accept this Award on or before the 60th day following the Grant Date, then, notwithstanding any other provision of the Award Agreement, you shall forfeit all rights to this Award (including all Phantom Units and any DERs with respect thereto).

All of your unvested Phantom Units (and any DERs relating to your unvested Phantom Units) will be immediately forfeited if your employment with the Employer Group terminates for any reason, except as provided in the paragraph below.

Notwithstanding the foregoing, all of your unvested Phantom Units will immediately vest (and be paid in Common Units) if any of the following occur: (i) your death, (ii) your employment with the Employer Group is terminated by the Employer due to your disability (as determined by the applicable long-term disability program in which you participate or were eligible to participate), or (iii) your employment with the Employer Group is terminated by the Employer without Cause or you voluntarily resign from employment with the Employer Group for Good Reason (defined below) within 2 years following a Change of Control. If (x) your employment with the Employer Group is terminated by the Employer without Cause not within two years following a Change of Control or (y) you voluntarily resign from employment with the Employer Group with the consent of the Company under circumstances the Company, in its sole discretion, determines at the time of such resignation to constitute “Retirement” for purposes of this Award (“Retirement”) (each of the foregoing, a “Pro-Rata Vesting Event”), then a pro-rata portion of the Phantom Units equal to the number obtained by (A) multiplying the total number of Phantom Units granted by a fraction, the numerator of which is the number of days between the Vesting Start Date and the Pro- Rata Vesting Event and the denominator of which is the number of days between the Vesting Start Date and the final Vesting Date, and (B) subtracting from the product the number of Phantom Units that previously vested, if any, shall immediately vest and be paid in Common Units on the date of the Pro-Rata Vesting Event, and all other Phantom Units that have not previously vested shall be immediately forfeited.

For purposes of this Award Agreement, “Good Reason” means (i) your duties and responsibilities as an employee are materially and adversely diminished in comparison to the duties and responsibilities enjoyed immediately prior to the Change of Control, (ii) your base salary is materially reduced in comparison to the base salary enjoyed immediately prior to the Change of Control, (iii) the aggregate value of your base salary plus target incentive compensation (target annual bonus plus target annual long-term incentive award opportunity) is materially reduced in comparison to the aggregate value of your base salary plus target incentive compensation immediately prior to the Change of Control, (iv) you are required to be based at a location more than 25 miles from the primary location where you were based and performed services immediately prior to the Change of Control, (v) you are required by the Employer to take an assignment or position that requires you to travel on frequent overnight trips resulting in extended stays away from home on a consistent basis and to a substantially greater extent than was required immediately prior to the Change of Control (this provision excludes assignments or positions that might require temporary travel for a specified, short duration of time, regardless of whether such assignment or position is the result of circumstances related to the Change of Control); or (vi) you are required, without your consent, to perform in a job position, or substantial job assignment, for which you are not skilled or trained.

For purposes of this Award Agreement, “Cause” means (a) your conviction of any felony or of a misdemeanor involving moral turpitude, (b) your willful failure to perform your duties or responsibilities, (c) your engaging in conduct which is injurious (monetarily or otherwise) to the Employer, the Company, the Partnership or any of their Affiliates (including, without limitation, misuse of funds or other property), (d) your engaging in business activities which are in conflict with the business interests of the Partnership

, 2021

and its Affiliates, (e) your insubordination, (f) your engaging in conduct which is in violation of any applicable policy or work rule of the Employer or its Affiliates, (g) your engaging in conduct which is in violation of the Employer’s (or its Affiliates’) applicable safety rules or standards or which otherwise causes or may cause injury to another employee or any other person, or (h) your engaging in conduct which is in violation of any applicable Code of Business Conduct and Ethics or which is otherwise inappropriate in the office or work environment. For purposes of clause (b) above, no act or failure to act, on your part, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Partnership and its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of legal counsel for the Company or its Affiliates shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Partnership and its Affiliates. Notwithstanding the foregoing, if at any particular time you are subject to an effective employment agreement or change in control agreement with the Company, the Employer or any of their Affiliates, then, in lieu of the foregoing definition, “Good Reason” and “Cause” shall at that time have such meaning as may be specified in such employment agreement or change in control agreement, as applicable.

For purposes of this Award Agreement, “Change of Control” does not have the meaning set forth in the Plan and instead means, and shall be deemed to have occurred upon, any of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Excluded Person (defined below), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the combined voting power of the equity interests in the Company, unless as a result of such transaction, more than 50% of the outstanding voting power or the outstanding voting securities of the ultimate parent (the “Ultimate Parent”) of the surviving or resulting entity of the Company immediately after such transaction (the “Surviving Entity”) (or, if no Ultimate Parent exists, then the Surviving Entity) is, or will be, owned, directly or indirectly, by the Persons who were holders of the Company’s voting securities immediately before such transaction (such transaction, an “Excluded Business Combination”), (ii) the equityholders of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale, transfer or other disposition by the Partnership of all or substantially all of its assets in one or more transactions to any Person other than or an Affiliate of the Company or the Partnership, unless such sale, transfer or disposition is an Excluded Business Combination, or (iv) the Company or an Affiliate of the Company ceases to be the general partner of the Partnership and a single “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Excluded Person, beneficially owns more than 50% of the combined voting power of the equity interests in the entity that is or becomes the general partner of the Partnership. Notwithstanding the foregoing, (A) with respect to a 409A Award where a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A of the Code and the 409A Regulations, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A of the Code and the 409A Regulations as determined by the Committee and (B) in no event will any sale, transfer or other disposition by Occidental Petroleum Corporation (“Oxy”) or its Affiliates of Common Units (or other limited partner interests in the Partnership), regardless of amount, constitute a Change of Control hereunder (whether or not such sale, transfer or disposition would otherwise constitute a Change of Control). “Excluded Person” means the Partnership, the Company, Oxy or any respective Affiliate of the Company, the Partnership or Oxy.

, 2021

If the Partnership is required to prepare an accounting restatement due to the material noncompliance of the Partnership, as a result of misconduct, with any financial reporting requirement under the securities laws, and if you knowingly engaged in the misconduct, were grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not you are one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act or other applicable law or regulation), the Committee may determine that you shall reimburse the Partnership the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

Common Units issued upon payment of the Phantom Units shall be subject to the terms of the Plan and the Second Amended and Restated Agreement of Limited Partnership of Western Midstream Partners, LP, dated as of December 31, 2019, (the “Partnership Agreement”). Upon the issuance of Common Units, you shall, automatically and without further action, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Common Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement. Until Common Units are issued to you upon payment of the Phantom Units, you shall have any of the rights or privileges of a holder of Common Units in respect of any Common Units that may become deliverable hereunder.

Notwithstanding anything herein to the contrary, in lieu of delivering Common Units to you upon payment of the Phantom Units, the Company may elect at its discretion to pay or cause to be paid some or all of the Phantom Units in cash equal to the Fair Market Value of the Common Units that would otherwise be distributed as of the date of payment or vesting.

Notwithstanding anything herein to the contrary, no amounts payable under this Award Agreement shall be paid to you prior to the expiration of the six (6)-month period following your “separation from service” (within the meaning of Treasury Regulation Section 1.409A- 1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of your death), such amounts shall be paid to you. The intent of the parties is that the payments and benefits under this Award Agreement comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be in compliance therewith. Nevertheless, to the extent that the Committee determines that the Phantom Units or DERs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Award Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to attempt to (a) exempt the Phantom Units or DERs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units or DERs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Award Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. For purposes of Section 409A, each of the payments that may be made hereunder is designated as a separate payment. Notwithstanding anything in this Award Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or

, 2021

distributable hereunder by reason of your termination of employment, all references to your termination of employment shall be construed to mean a Separation from Service, and you shall not be considered to have a termination of employment unless such termination constitutes a Separation from Service.

If you have any questions on this grant, please contact your HR representative.

Sincerely,

Michael P. Ure